UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 15, 2013
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 15, 2013, Warren Resources, Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). There were 60,197,494 shares of common stock of the Company, constituting 82.72% of outstanding shares on March 29, 2013, the record date, represented in person or by proxy at the meeting. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1. To elect Anthony L. Coelho, Dominick D’Alleva and Espy P. Price as directors for a term expiring at the 2016 annual meeting, or until their successors are duly elected:

Name	For	Withhold
Anthony L. Coelho	42,006,659	3,721,795
Dominick D’Alleva	41,605,575	4,122,879
Espy P. Price	42,218,420	3,510,034

All director nominees were duly elected.

Proposal 2.  Ratification of the appointment of Grant Thornton LLP as independent auditors for 2013.

For	Against	Abstain
59,643,134	450,852	103,508

The selection of Independent Auditors was ratified.

Proposal 3.  To approve, on a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in the 2013 proxy statement.

For	Against	Abstain
44,587,180	813,713	327,561

On a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in the 2013 proxy statement was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 16, 2013

WARREN RESOURCES, INC.

By:	/s/ David E. Fleming
David E. Fleming,
Senior Vice President,
General Counsel & Corporate Secretary